Exhibit 99.1

To: Butler National Employees
From: Christopher J. Reedy
Date: June 1, 2026
Re: Update from Chris Reedy

To my friends and colleagues,

I wanted to personally share that I am currently undergoing a new course of medical treatment following recent consultations with my physicians at the Mayo Clinic. As many of you know, I have continued regular follow-up visits since my cancer diagnosis in 2019.

While this treatment may periodically require me to spend time away from the office, I will continue serving as Butler National’s Chief Executive Officer and remain actively engaged with our leadership team, employees, and Board of Directors throughout this process.

I am grateful for the support and encouragement I have received from the Board and from so many across the organization. Butler National has an outstanding leadership team, and I am confident in the continued momentum of our business and the opportunities ahead of us.

Thank you for your continued dedication, professionalism, and support. I look forward to continuing to work with all of you, whether in person or remotely, in the weeks and months ahead.

Best regards,

Chris